EXHIBIT 4(j)
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                             SUBSCRIPTION AGREEMENT

                       INTEGRATED MEDICAL RESOURCES, INC.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS SUBSCRIPTION AGREEMENT (AS IT MAY BE AMENDED FROM TIME TO TIME, THE "AGREEMENT') HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS BY VIRTUE OF INTEGRATED MEDICAL RESOURCES, INC.'S INTENDED COMPLIANCE WITH SECTIONS 3(b), 4(2) AND 4(6) OF THE SECURITIES ACT, THE PROVISIONS OF REGULATION D UNDER SUCH ACT AND SIMILAR EXEMPTIONS UNDER STATE LAW. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The undersigned purchaser (hereafter, the "Purchaser") hereby offers to purchase certain Series A Convertible Preferred Stock, $0.001 par value per share (referred to herein as a "Share" or collectively as "Shares"), and Warrants of Integrated Medical Resources, Inc. (the "Company"), a publicly-held corporation formed under the laws of the State of Kansas. This offer to purchase may, for any reason whatsoever, be revoked by the Purchaser or rejected by the Company prior to acceptance of this offer by the Company.

     Section 1.1 PURCHASE AND SALE OF SHARES AND WARRANTS. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the following:

     (a) the number of Shares indicated on the signature page to this Agreement, which Shares shall have the rights, designations and preferences set forth in Exhibit A, attached hereto and incorporated herein by reference; and

     (b) Warrants for the purchase of Twenty Thousand (20,000) shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), which shall be represented in the form of a single Warrant, as shown in Exhibit B, attached hereto and incorporated herein by reference.

     Section 1.2 PURCHASE PRICE. The purchase price for the Shares shall be One Thousand Dollars ($1,000) per Share and $0.0001 per Warrant ($2.00 in the aggregate for the Warrants) (collectively, the "Purchase Price").

     Section 1.3 CLOSINGS.

     (a) The initial closing of the purchase and sale of the Shares and Warrants (the "Initial Closing"), shall take place at the law offices of Blackwell
Sanders Peper Martin, 2300 Main Street -- Suite 1000, Kansas City, Missouri 64108, counsel for the Company (the "Escrow Agent"), at 10:00 a.m., local time, on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Section 4.1 and 4.2 hereof shall be fulfilled or waived in accordance herewith; or (ii) such other time and place and/or on such other date as the Purchaser and the Company may agree. The date on which the Initial Closing occurs is referred to herein as the "Initial Closing Date."

     (b) On or before August 1, 1998, Purchaser may, at its sole option upon notice to the Company, purchase up to an additional 3,000 Shares (the "Optional Shares") at the Purchase Price. The closing of the purchase and sale of the Optional Shares (the "Optional Closing"), shall take place at the offices of the Escrow Agent, on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Section 4.1 and 4.2 hereof, except Section 4.2(e) hereof, and applicable to the Optional Closing shall be fulfilled or waived in accordance herewith; or (ii) such other time and place and/or on such other date as the Purchaser and the Company may agree. A date on which the closing of the purchase and sale of Optional Shares occurs is referred to herein as an "Optional Closing Date" which, together with the Initial Closing Date, is referred to as a "Closing Date" .

     (c) On each Closing Date, the Company shall, through the Escrow Agent, deliver to the Purchaser a certificate representing the Shares registered in the name of the Purchaser or deposit such Shares into account(s) designated by the Purchaser. The Purchaser shall on each Closing Date deliver to the Company the Purchase Price for all the Shares

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purchased  on  such  Closing  Date  by  cashier's  check  or  wire  transfer  in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing Date.

     Section 1.4 COVENANT TO REGISTER.

     (a) For purposes of this Section, the following definitions shall apply:

             (i) The terms "register," "registered," and "registration" refer to a registration under the Securities Act, effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

             (ii) The term "Registrable Securities" means the shares of the Company's Common Stock issuable upon conversion of shares of the Shares or upon conversion of any other stock issued in payment of dividends on the Shares or otherwise issuable pursuant to this Agreement or the provisions of Exhibit A hereto, shares of the Company's Common Stock issuable upon exercise of the Warrants, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares.

             (iii) The term "holder of Registrable Securities" means the Purchaser and any permitted assignee of registration rights pursuant to Section 1.4(h).

     (b) (i) No later than sixty (60) days after the Closing Date, the Company shall file with the SEC a registration statement on Form S-3 covering at least 200% of the number of Registrable Securities which would then be issuable upon conversion of the Shares at the conversion price then in effect, and shall use its best efforts to cause such registration statement to become effective on or before one hundred eighty (180) days after the date such registration statement is filed (the "Primary Registration"). If such Primary Registration is not declared effective by the end of such period or does not include all Registrable Securities, or the Company is not in compliance with its obligations under Subsection (d) of this Section 1.4, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand
Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If the Primary Registration statement or a Demand Registration statement is declared effective with respect to all Registrable Securities and the Company is in compliance with its obligations under Subsection (d) of this Section 1.4, the Demand Registration rights granted pursuant to this Subsection (b)(i) shall cease. If such Primary Registration statement is not declared effective with respect to all Registrable Securities or if the Company is not in compliance with such obligations, the Demand Registration rights described herein shall remain in effect.

             (ii) The Company shall not be obligated to effect a Demand Registration under Subsection (b)(i) above: (A) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) of this Section 1.4; (B) if all of the Registrable Securities may be sold under Rule 144(k) of the Securities Act and the Company's transfer agent has accepted an instruction from the Company to such effect; or (C) at any time after two (2) years from the Closing Date.

             (iii) Subject to Subsection (iv)(B) hereof, the Company may suspend the effectiveness of any such registration effected pursuant to this Subsection
(b): (A) in the event and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"); or (B) for a period not exceeding forty five (45) days in the aggregate if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed publicly. The Company will use its best efforts to cause such suspension to terminate at the earliest possible date.

             (iv) (A) If the Company is advised by the SEC that a registration statement filed hereunder is subject to a "no-review" and such registration statement is not declared effective within five (5) business days thereafter (an "Acceleration Date") or, irrespective of the SEC review, a registration statement is not declared effective by the one hundred eighty first (181st) day after the filing date (the "Target Date"), the Company shall pay Purchaser as liquidated damages an amount equal to two percent (2%) of the total Purchase Price of the Shares for each thirty (30) day period following the earlier of the Acceleration Date or Target Date, as applicable, until such time as the registration statement

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is declared effective; provided, however, that such damages shall not be payable if the failure to meet the Acceleration Date or Target Date, as applicable, is due to the failure of Purchaser to provide the Company with information to be included in the registration statement after Purchaser has received a written request therefor. The payment set forth above shall be pro-rated daily as to any period of less than thirty (30) days. Such payment shall be made to the Purchaser by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Purchaser. The foregoing amount shall be paid irrespective of the amount of Registrable Securities then held by Purchaser.

                  (B) If, following effectiveness of a registration, either the effectiveness of the registration statement is suspended or a current prospectus meeting the requirements of Section 10 of the Securities Act is not available for delivery by the Purchaser for any reason (either referred to herein as a "suspension"), the Company shall thereupon pay to Purchaser as liquidated damages an amount equal to two percent (2%) of the Purchase Price of the Shares for each thirty (30) day period of the suspension. The payment set forth above shall be pro-rated daily as to periods of less than thirty (30) days. Such payment shall be made to the Purchaser by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Purchaser, and shall be paid irrespective of the amount of Registrable Securities held by Purchaser on or after the date following the suspension. Notwithstanding the foregoing, the Company may, at any time, suspend the effectiveness of a registration statement for a period not to exceed forty five
(45) days in the aggregate, in order to complete bona-fide acquisitions, dispositions, mergers or consolidations without paying the forgoing damages.

                  (C) Any amount payable pursuant to the foregoing provisions of this Subsection (iv) shall be delivered on or before the fifth (5th) day following the end of the calendar month in which such payment obligation arose. The "Purchase Price" of Registrable Securities shall be (i) if derived from conversion or substitution of Shares, the Purchase Price of the Shares, and (II) if received in satisfaction of a Company obligation, the dollar amount of such obligation.

                  (D) This  Subsection  (b) is in addition to the  provisions of
Section 7.2(a) hereof.

     (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Purchaser) any of its stock or other securities under the Securities Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities and any shares of Common Stock issued pursuant to Section 3.4 hereof have not theretofore been included in a registration statement under Subsection (b) of this Section 1.4 which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Securities Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection (c) if (i) the Registrable Securities may be sold without registration under Rule 144(k) and the Company's transfer agent has accepted an instruction from the Company to such effect, (ii) the Registration Statement is filed more than two (2) years after the Closing Date, or (iii) to the extent that, with respect to any underwritten offering initiated by the Company later than one calendar year following the Closing, the managing underwriter of such offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof shall be excluded therefrom.

     (d) Whenever  required under this Section 1.4 to effect the registration of
any  Registrable   Securities   including,   without  limitation,   the  Primary
Registration, the Company shall, as expeditiously as reasonably possible:

             (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement; provided, however, that in no event shall the Company be required to keep the Registration Statement effective for a period greater than two (2) years from the Closing Date;

             (ii) Respond to comments made by the SEC with respect to a registration statement filed pursuant to this Agreement promptly, but no later than thirty (30) days after the date of the comment letter, and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (provided, that the Company may not amend the registration statement for the purpose of registering securities of selling shareholders other than holders of Shares) and immediately notify the holders of the Shares of the filing and effectiveness of such Registration Statement and any amendments or supplements;

             (iii) Furnish to each holder of Registrable Securities such numbers of copies of a current prospectus, including a preliminary prospectus, conforming with the requirements of the Securities Act, copies of the registration statement any amendment or supplement to any thereof and any documents incorporated by reference therein and such other documents, all free of charge, as such holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities;

             (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities;

             (v) Notify each holder of Registrable Securities immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus;

             (vi) Furnish, at the request of any holder of Registrable Securities in connection with any underwritten public offering, (A) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and certain matters pertaining to compliance with securities laws by the Company in connection with the registration thereof and/or (B) a "comfort" letter or letters of the Company's independent public accountants provided at the Company's expense in form and substance reasonably satisfactory to the holder and its counsel;

             (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any national market or securities exchange on which the Registrable Securities are then listed;

             (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement; and

             (ix) Furnish to each holder of Registrable Securities prompt notice of the commencement of any stop-order proceedings under the Securities Act, together with copies of all documents in connection therewith, and use its best efforts to obtain withdrawal of any such stop order as soon as possible.

     (e) Upon request of the Company, each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities. The intended method of disposition (Plan of Distribution) of such securities as so provided by Purchaser shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without the prior written consent of the Purchaser.

     (f) (i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) hereof and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Securities Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Securities Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by any indemnified party in writing specifically for use in a registration statement.

             (ii) In the event of any registration under the Securities Act of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable Securities hereby severally agrees to indemnity, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Securities Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Securities Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that (X) such holders will be liable in any such case to the extent and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such holder specifically for use in the preparation thereof and (Y) the indemnification obligation of any holder shall not exceed the purchase price of the Shares.

             (iii) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify such ied party under this section if and to the extent an indemnifying party is materially prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both parties and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to them which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any security holders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

             (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to the holders of Registrable Securities and their counsel its documents and personnel for due diligence purposes. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the selling security holders and discounts and commissions, if any, payable in connection with any such sales shall be borne by the respective selling security holders.

     (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section l.4 may be assigned by Purchaser to a transferee or assignee. Within a reasonable time after such transfer, the Purchaser shall notify the Company of the name and address of such transferee or assignee, and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

     (i) Subject to the terms of any existing registration rights granted by the Company, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein. Any reduction shall be prorated among holders of securities exercising registration rights.

     Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser makes the following representations and warranties to the Company.

     (a) ACCREDITED INVESTOR. The Purchaser is an "accredited investor" under the definition set forth in Rule 501(a) of Regulation D, promulgated under the Securities Act and a qualified purchaser under the National Securities Markets Improvement Act of 1996.

     (b) SPECULATIVE INVESTMENT. The Purchaser is aware that an investment in the Shares is highly speculative and subject to substantial risks. The Purchaser is capable of bearing the high degree of economic risk and the burden of this venture, including, but not limited to, the possibility of complete loss of the Purchaser's investment in the Shares and underlying Common Stock which make liquidation of this investment impossible for the indefinite future.

     (c) DISPOSITION. The Purchaser understands that (i) except as provided for in Section 1.4, the Shares, Warrants and underlying Common Stock of the Company (the "Securities"), have not been and are not being registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (A) subsequently registered thereunder, or (B) the Securities may be sold or transferred pursuant to an exemption from securities registration under the Securities Act and any applicable state securities laws or (C) sold pursuant to Rule 144, promulgated under the Securities Act (or any successor
Rule), or (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of such Rule and further, if such Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules of the SEC thereunder. Notwithstanding any provision to the contrary contained herein, a holder may pledge such Securities as collateral for a revolving credit note pursuant to a loan and security agreement with a lending institution.

     (d) PRIVATELY OFFERED. The offer to acquire the Shares and Warrants was directly communicated to the Purchaser in such manner that the Purchaser was able to ask questions of and receive answers concerning the terms and conditions of this transaction. At no time was the Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

     (e) PURCHASE FOR INVESTMENT. The Securities are being acquired solely for the Purchaser's own account, for investment, and are not being purchased with view to the resale, distribution, subdivision or fractionalization thereof without proper registration with applicable securities administrators

     (f) ACCESS TO INFORMATION. Purchaser or Purchaser's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of the offering of Shares and Warrants, the Company, its business and prospects, and to obtain any additional information which Purchaser or Purchaser's professional advisor deems necessary to verify the accuracy and completeness of the information received.

     (g) RELIANCE ON OWN ADVISORS. Purchaser has relied on the advice of, or has consulted with, Purchaser's own tax, investment, legal or other advisors and has not relied on the Company or any of it affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of Section 15 of the Securities Act for any tax or legal advice (other than reliance on information in the SEC Documents). The foregoing, however, does not limit or modify Purchaser's right to rely upon representations and warranties of the Company in
Section 2.2 of this Agreement and any representations of any placement agent.

     (h) CAPABILITY TO EVALUATE. Purchaser has such knowledge and experience in financial and business matters so as to enable such Purchaser to utilize the information made available to it in connection with the offer of Shares and Warrants in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the SEC Documents (as defined herein).

     (i) DISCLOSURE DOCUMENTS. Purchaser, in making Purchaser's investment decision to subscribe for the Shares and Warrants hereunder, represents that Purchaser has received and had an opportunity to review and ask questions of the Company concerning the SEC Documents.

     (j) AUTHORITY. Purchaser has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Purchaser is executing this Agreement.

     Section 2.2 REPRESENTATIONS AND WARRANTIES of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

     (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Kansas and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect.
"Material Adverse Effect", for purposes of this Agreement, means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole. (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares and Registrable Securities in accordance with the terms hereof,
(ii) the  execution  and  delivery  of this  Agreement  by the  Company  and the consummation  by it of the  transactions  contemplated  hereby  have  been  duly authorized  by all  necessary  corporate  action,  and  no  further  consent  or authorization  of the  Company  or its Board of  Directors  or  stockholders  is required, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application) and (v) prior to the Closing Date, any necessary amendment to the Company's Articles of Incorporation authorizing Company to issue all of the Shares and Registerable Securities, in accordance with Exhibit A, will have been filed with the Kansas Secretary of State and will be in full force and effect, enforceable against the Company in accordance with the terms of such amended Articles of Incorporation.

     (c) AUTHORIZED CAPITAL; RIGHTS OR COMMITMENTS TO STOCK. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock; there are 10,027,028 shares of Common Stock and no shares of Preferred Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof, there will be 10,027,028 shares of Common Stock and 2,000 shares of Series A Preferred Stock issued and outstanding.

         All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and non-assessable. Except as set forth in Exhibit C hereto, no shares of Common Stock are entitled to registration rights or preemptive rights, and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. Exhibit C shall specifically indicate registration rights associated with any such securities and whether the Company is required to register such securities or capital stock underlying such securities within one (1) year after the Closing Date.

         (d) ISSUANCE OF SHARES. The issuance of the Shares has been duly authorized and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Exhibit A hereto. The Registrable Securities will be duly authorized and reserved for issuance and, upon conversion, will be validly issued, fully paid and non-assessable and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

         (e) NO CONFLICTS. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Articles or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Purchaser and not to the Company. Except as set forth in the SEC Documents, the business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than any filing establishing a class or series of stock with the Kansas Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD, NASDAQ or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

         (f) SEC DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Securities Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company directly or through its agent has delivered to the Purchaser true and complete copies of the SEC Documents except for the exhibits and incorporated documents. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, is required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

         As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents have contained any untrue statement of a material fact or have omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (g) NO MATERIAL ADVERSE CHANGE. Since the date through which the most recent quarterly report of the Company on Form 10-QSB has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company or any of its subsidiaries.

         (h) NO UNDISCLOSED LIABILITIES. The Company and its subsidiaries have no material liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or any of its subsidiaries' respective businesses since the date of the most recently filed SEC Documents which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or any of its subsidiaries.

         (i) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, prospects, operations or financial condition which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

         (j) NO GENERAL SOLICITATION. Neither the Company, nor any of its affiliates, or, to the best of its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

         (k) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any of the Company's securities or solicited any offers to buy any of such securities, under circumstances that would require registration of the Shares under the Securities Act.

     Section 3.1 SECURITIES COMPLIANCE. The Company shall notify the SEC, NASD and NASDAQ, in accordance with their respective requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares, and the Common Stock issuable upon conversion thereof, to the Purchaser.

     Section 3.2 REGISTRATION AND LISTING. Until at least two (2) years after all Shares have been converted into Registrable Securities, the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under such Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until at least two (2) years after all Shares have been converted into Common Stock, the Company will take all action within its power to continue the listing or trading of its Common Stock on the NASDAQ National Market (or other principal market) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ. The covenants set forth in this Section 3.2 shall not be deemed to prohibit a merger, sale of all assets or other corporate reorganization if the entity surviving or succeeding to the Company is bound by this Agreement with respect to its securities issued in exchange for or in replacement of the Shares or Common Stock or the consideration received for or in replacement of the Shares or Common Stock is cash.

     Section 3.3 RIGHT OF FIRST REFUSAL. If at any time during the period beginning on the Closing Date and ending ninety (90) days immediately following the effective date of the Primary Registration, the Company proposes to issue Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities, pursuant to an offering exempt from registration under the Act, the Company shall provide to Purchaser reasonable advance notice of such intention. The Purchaser shall have the right to purchase or refuse to purchase all or any part of such securities proposed to be issued in such offering, and shall have at least seventy two (72) hours after receipt of such notice to agree upon the terms of the proposed issuance and give the Company written notice of its intention to purchase or refuse to purchase.

     Section 3.4 MOST-FAVORED-NATION CLAUSE. If the Company issues Common Stock or securities convertible into or exercisable for Common Stock or other convertible securities, at a time when any of the Shares remain outstanding, at an effective price per share of Common Stock which is lower than the conversion price of the Shares at that time, then the Company shall, within five (5) business days, deliver to each holder upon conversion an additional number of shares of Common Stock necessary to reduce the effective conversion price to such lower issue price. This Section shall not be applicable to issuances of Common Stock pursuant to (a) any business combination, acquisition transaction, stock or asset purchase undertaken by the Company (b) any shareholder-approved option plan or (c) any options, warrants or other securities outstanding as of the date hereof.

     Section 3.5 NON-PUBLIC INFORMATION. The Company shall in no event disclose material, non-public information to the Purchaser, advisors to or representatives of the Purchaser unless prior to disclosure of such information the Company marks such information as "Non-Public Information - Confidential" and provides the Purchaser, such advisors and representatives with a reasonable opportunity to accept or refuse to accept such non-public information for review. Nothing herein shall require the Company to disclose non-public information to the Purchaser or its advisors or representatives, and the Company represents that it does not disseminate material, non-public information to any purchasers who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Purchaser and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the registration statement, would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing herein shall be construed to mean that such persons or entities other than the Purchaser (without the written consent of the Purchaser prior to disclosure of such information) may not obtain material, non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the registration statement contains an untrue statement of a material fact or omits a material fact required to be stated in the registration statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

     Section 3.6 DUE DILIGENCE. The Company shall make available for inspection and review by the Purchaser, advisors to and representatives of the Purchaser (who may or may not be affiliated with the Purchaser), any underwriter participating in any disposition of Registrable Securities on behalf of the Purchaser, any registration statement filed hereunder, or any amendment or supplement thereto, or any filing made to any state securities administrator, NASDAQ or NASD Regulation, Inc., all financial and other records, all SEC Documents and the other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Purchaser, or any such advisor, representative, or underwriter in connection with such registration statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), through the two years after the effective date of a registration statement filed hereunder, for the purpose of enabling the Purchaser and such advisors, representatives and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company to confirm the accuracy of the disclosures made in a registration statement filed hereunder.

     Section 3.7 USE OF PROCEEDS. Approximately fifty percent (50%) of the proceeds from the sale of the Shares shall be used by the Company to acquire impotency clinics and related businesses and fifty percent (50%) for the Company's working capital.

     Section 4.1 CONDITIONS Precedent to the Obligation of the Company to Sell the Shares and Warrants. The obligation hereunder of the Company to issue and/or sell the Shares and Warrants to the Purchaser is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions may be waived by the Company at any time in its sole discretion.

     (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.

     (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) LEGAL ACTION. No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement.

     (e) EXECUTION. The Purchaser shall have executed this Agreement, and delivered such Agreement to the Company.

     (f) PURCHASE PRICE. The Purchaser shall have delivered the Purchase Price in accordance with Section 1.2 above.

     Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO PURCHASE THE SHARES. The obligation hereunder of the Purchaser to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions may be waived by the Purchaser at any time in its sole discretion.

     (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company pursuant to this Agreement at or prior to the Closing, unless any such agreement or condition is waived by the Purchaser in writing at or prior to Closing.

     (c) TRADING AND LISTING. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or a national securities exchange (currently the NASDAQ National Market) (except for any suspension of trading of limited duration agreed to between the Company and the principal exchange on which the Common Stock is traded solely to permit dissemination of material information regarding the Company), and the Company shall not, after the date hereof, have received any notice from the NASDAQ Stock Market, Inc. that its Common Stock may be subject to delisting.

     (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (e) OPINION OF COUNSEL, ETC. The Purchaser shall have received before or at the Closing an opinion of counsel to the Company (covering, without limitation, such of the matters set forth in Section 2.2(a) through (e) and excluding certain portions thereof, as reasonably agreed by Purchaser), as are in form and substance reasonably satisfactory to the Purchaser and its counsel, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

     (f) EXECUTION. The Company shall have executed this Agreement, and delivered such Agreement to the Purchaser.

     Section 5.1 LEGEND ON STOCK. Each certificate representing the Shares and, if necessary, the Registrable Securities, shall be stamped or otherwise imprinted with a legend substantially in the following form:

         THESE SECURITIES [AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 , AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF COUNSEL, REGISTRATION UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OFFER, AND SUCH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY.

     Each such certificate shall bear no other legend not agreed to in advance by Purchaser. The Company agrees to reissue certificates representing the Shares or, if applicable, the Registrable Securities, without the legend set forth above at such time as (a) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144(k) under the Securities Act, (b) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such holders, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such securities publicly without registration under the Securities Act, or (c) such securities are registered under the Securities Act and are sold pursuant to such registration statement.

     Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

     Section 6.2 OTHER TERMINATION. This Agreement may be terminated by action of the respective Board of Directors or other governing body of the Purchaser or the Company at any time if the Closing shall not have been consummated by the fifth (5th) business day following the date of this Agreement, provided that the party seeking to terminate the Agreement is not in breach of the Agreement.

     Section 6.3 AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the seventh (7th) business day following the date of this Agreement, provided, however, that any such termination shall not terminate the liability of any party which is then in breach of the Agreement.

     Section 7.1 FEES AND EXPENSES. Except as otherwise set forth in Section 1.4 hereof with respect to the registration of Registrable Securities, the Company shall pay the fees, commissions and expenses of its advisers, brokers, finders, counsel, accountants and other experts, if any, and all other expenses associated therewith. The Company shall, on the Closing Date, reimburse ProFutures Special Equities Fund, L.P. up to $7,500 for fees and expenses of its counsel in connection with the preparation, negotiation and coordination of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares and Common Stock pursuant hereto.

     Section 7.2 SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION.

     (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

     (b) The Company and the Purchaser each (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of Texas for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser each consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

     Section 7.3 ENTIRE AGREEMENT: AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

     Section 7.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

     The addresses for such communications shall be:

to the Company:           Dr. E. Stanley Kardatzke, CEO
                          Integrated Medical Resources, Inc.
                          11320 West 79th Street
                          Lenexa, KS 66214
                          FAX: 913-962-7719

to the Purchaser:         At the address set forth at the foot of this Agreement
                          or as specified in writing by Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days' written notice of such changed address to the other party hereto.

     Section 7.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.6 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.7 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the present state of incorporation of the Company without regard to such state's principles of conflict of laws.

     Section 7.8 SURVIVAL. The representations and warranties of the Company and the Purchaser contained in herein and the agreements and covenants set forth in Sections 1.1 through 1.4, 3.2 through 3.7, and 7.1 through 7.16 shall survive the last Closing for a period of two (2) years.

     Section 7.9 PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     Section 7.10 NASDAQ. The term "NASDAQ" or "NASDAQ National Market" herein refers to the principal market on which the Common Stock of the Company is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" or "NASDAQ National Market" shall be deemed to refer to such exchange or other principal market.

     Section 7.11 ACCEPTANCE. Execution and delivery of this Agreement shall constitute an offer to purchase the Shares, which offer, unless previously revoked by the Purchaser, may be accepted or rejected by the Company, in its sole discretion for any cause or for no cause and without liability to the Purchaser. The Company shall indicate acceptance of this Agreement by signing as indicated on the signature page hereof.

     Section 7.12 BINDING AGREEMENT. Upon acceptance of this Agreement by the Company, the Purchaser agrees that he may not cancel, terminate or revoke any agreement of the Purchaser made hereunder, and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon heirs, successors, assigns, executors, administrators, guardians, conservators or personal representatives of the Purchaser.

     Section 7.13 INCORPORATION BY REFERENCE. All information set forth on the signature page is incorporated as integral terms of this Agreement.

     Section 7.14 COUNTERPARTS. This Agreement may be signed in multiple counterparts, which counterparts shall constitute one and the same original instrument. Section 7.15 Severability. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

     Section 7.16 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.





   [This space has been left blank intentionally. The signature page follows.]

IN WITNESS WHEREOF, the Purchaser has executed this Agreement on the date set forth below.

For the purchase price of $1,000 per Share and $0.0001 per Warrant, the Purchaser tenders herewith the full purchase price of:

         $ 2,000,002.00
         --------------

         Number of Shares: 2,000

The exact name(s) (Including correct, legible spelling) and the information under which title to the Shares will be taken is as follows (Please print or type):

         PROFUTURES SPECIAL EQUITIES FUND, L.P.
         c/o Gary D. Halbert, President
         ProFutures Fund Management, Inc.
         1310 Highway 620 South -- Suite 200
         Austin, Texas 78734

Social Security or IRS Employer Identification Number(s):

         74-2786952

Signature of Purchaser:                                   Dated:   July 15, 1998

PROFUTURES SPECIAL EQUITIES FUND, L.P.
By:  ProFutures Fund Management, Inc., a General Partner



By:/s/ Gary D. Halbert
   ---------------------
       Gary D. Halbert, President


Accepted by:

INTEGRATED MEDICAL RESOURCES, INC., a Kansas corporation

By:/s/ E. Stanley Kardatzke, M.D.
   ---------------------------------
        (Signature)
Name: E. Stanley Kardatzke, M.D.
Title:Chairman and Chief Executive Officer

                                                              EXHIBIT A
                                                       TO SUBSCRIPTION AGREEMENT

                       INTEGRATED MEDICAL RESOURCES, INC.

                 RESOLUTIONS ESTABLISHING RIGHTS AND PREFERENCES
                    FOR SERIES A CONVERTIBLE PREFERRED STOCK

     RESOLVED, that there shall be a series of shares of the Corporation designated "Series A Convertible Preferred Stock"; that the number of shares of such series shall be five thousand (5,000), that the Corporation issue such shares, and that the rights and preferences of such series (the "5% Preferred") and the limitations or restrictions thereon, shall be as set forth herein.

     The following terms and conditions shall be adopted and incorporated by reference into the foregoing resolutions as if fully set forth therein:

     1. DIVIDENDS.

     (a) The holders of the 5% Preferred shall be entitled to receive out of any assets legally available therefor cumulative dividends at the rate of $50 per share per annum, accrued daily and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, in preference and priority to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. Such dividends shall accrue on any given share from the day of original issuance of such share and shall accrue from day to day whether or not earned or declared. If at any time dividends on the outstanding 5% Preferred at the rate set forth above shall not have been paid or declared and set apart for payment with respect to all preceding periods, the amount of the deficiency shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared or paid upon or set apart for the shares of any other class or series of stock of the Corporation.

     (b) Any dividend payable on a dividend payment date may be paid, at the option of the Corporation, either (i) in cash or (ii) in shares of 5% Preferred, valued at $1,000 per share, if the Common Stock issuable upon conversion of such shares has been registered for resale under the Securities Act of 1933, as amended (the "Act"), and the registration statement including a current prospectus with respect thereto remains in effect at the date of delivery of such shares, and if the Corporation shall have given written notice of its intention to pay such dividend in stock to all holders of the 5% Preferred at least twenty (20) business days before the payment date for such dividend.

     2. LIQUIDATION PREFERENCE; REDEMPTION.

     (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the 5% Preferred shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any other class or series of shares, the amount of $1,000 per share plus any accrued but unpaid dividends (the "Liquidation Preference").

     (b) The Corporation may, at its option, cause all or part of the outstanding shares of the 5% Preferred to be redeemed at the following rates:
(i) $1,150 per share of 5% Preferred if redeemed on or before the one hundred fiftieth (150th) day after the date of issuance; (ii) $1,175 per share of 5% Preferred if redeemed between the one hundred fifty first (151st) day after the date of issuance and on or before the one hundred eightieth (180th) day after the date of issuance; and (iii) $1,200 per share of 5% Preferred if redeemed on or after the one hundred eighty first (181st) day after the date of issuance, plus all accrued but unpaid dividends (such amounts are referred to herein as the "Redemption Price"); provided the Corporation has given notice of its intention to redeem to the holders of the 5% Preferred at least five (5) days prior to the redemption date. Promptly after the end of such period, the Corporation shall pay such holders by cashier's check or wire transfer in immediately available funds such amount and the holders shall thereupon surrender the certificate or certificates representing the 5% Preferred to be redeemed, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation.

     (c) If any conversion of 5% Preferred, when aggregated with all prior conversions, will cause the Corporation to issue a number of shares of Common Stock which exceeds twenty percent (20%) of the shares of Common Stock then issued and outstanding, the Corporation shall redeem such number of shares of 5% Preferred as is necessary to limit such issuance of Common Stock to twenty percent (20%) of the number of shares of Common Stock then issued and outstanding, unless the Corporation has previously obtained stockholder approval to issue in excess of twenty percent

(20%) of the shares of Common Stock then issued and outstanding and is otherwise in compliance with NASDAQ's corporate governance rules. If a redemption will occur pursuant to the foregoing, the Corporation shall pay such holders by cashier's check or wire transfer in immediately available funds the applicable Redemption Price, as set forth in Section 2(b) hereof. Promptly thereafter, the holders shall surrender the certificate or certificates representing the 5% Preferred, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation.

     3. 5% PREFERRED - FORCED CONVERSION.

     (a) The Corporation may, at its option, cause all outstanding shares of the 5% Preferred to be converted into Common Stock at any time beginning on July 1, 2000, on at least twenty (20) days' advance notice, at a conversion price determined as set forth in Section 4 hereof (the "Conversion Price") as of the date specified in such notice (the "Conversion Date") and otherwise on the terms set forth in Section 4 hereof; provided, that the Corporation may not exercise such right of conversion unless the Closing Price (last trade price) of the Common Stock as reported by NASDAQ for the twenty (20) consecutive trading days prior to the date the Conversion Notice is mailed has not on any day been less than one hundred forty percent (140%) of the last trade price of the Corporation's Common Stock on the day of Closing (subject to adjustment for stock dividends, stock splits and reverse stock splits).

     (b) At least twenty (20) days prior to the Conversion Date, written notice (the "Conversion Notice") shall be mailed, first class postage prepaid, by the Corporation to each holder of record of the 5% Preferred, at the address last shown on the records of the Corporation for such holder, notifying such holder of the conversion which is to be effected, specifying the Conversion Date and calling upon each such holder to surrender to the Corporation, in the manner and at the place designated, a certificate or certificates representing the number of shares of 5% Preferred held by such holder. Subject to the provisions of the following subsection (c), on or after the Conversion Date, each holder of 5% Preferred shall surrender to the Corporation the certificate or certificates representing the shares of 5% Preferred owned by such holder as of the Conversion Date, in the manner and at the place designated in the Conversion Notice, and thereupon the shares issuable upon such conversion shall be delivered as provided in Section 4(b) hereof.

     (c) On the second anniversary of the issuance of the 5% Preferred, all then outstanding shares of 5% Preferred shall be automatically converted into Common Stock at the Conversion Price and otherwise pursuant to the applicable provisions set forth in Section 4 hereof.

     4. 5%  PREFERRED - OPTIONAL  CONVERSION.  The  holders of the 5%  Preferred
shall      have      optional       conversion      rights      as      follows:

     (a) RIGHT TO CONVERT. Shares of 5% Preferred shall become convertible, at the option of the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (A) the
Liquidation Preference of the 5% Preferred determined pursuant to Section 2 hereof on the date the notice of conversion is given, by (B) the Conversion Price determined as hereinafter provided in effect on the applicable conversion date. (b) Mechanics of Conversion. To convert shares of 5% Preferred into shares of Common Stock, the holder shall give written notice to the Corporation (which notice may be given by facsimile transmission) that such holder elects to convert the shares and shall state therein the date of the conversion, the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Promptly thereafter, the holder shall surrender the certificate or certificates representing the shares to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for such shares, or at such other place designated by the Corporation; provided, that the holder shall not be required to deliver the certificates representing such shares if the holder is waiting to receive all or part of such certificates from the Corporation. The Corporation shall, immediately upon receipt of such notice, issue and deliver to or upon the order of such holder, against delivery of the certificates representing the shares which have been converted, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled and such certificate or certificates shall not bear any restrictive legend; provided (A) the Common Stock evidenced thereby are sold pursuant to an effective registration statement under the Act, (B) the holder provides the Corporation with an opinion of counsel reasonably acceptable to the Corporation to the effect that a public sale of such shares may be made without registration under the Act, or (C) such holder provides the Corporation with reasonable assurance that such shares can be sold free of any limitations imposed by Rule 144, promulgated under the Act. The Corporation shall cause such issuance and delivery to be effected within five (5) business days and shall transmit the certificates by messenger or overnight delivery service to reach the address designated by such holder within five (5) business days after the receipt of such notice. The notice of conversion may be given by a holder at any time during the day up to 5:00 p.m., Lenexa, Kansas time, and such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is given (a

"conversion date"). The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at the close of business on such date.

     (c) CONVERSION, REDEMPTION AND DELIVERY REQUIRED. The Corporation acknowledges and understands that a delay in the issuance of the Common Stock upon conversion or pursuant to a redemption according to the provisions hereof, could result in economic loss to the holders of the 5% Preferred. As compensation to any holder when the Corporation has failed with respect to such holder to comply with the Corporation's obligations hereunder, and not as a penalty, the Corporation shall pay to such holder liquidated damages of $500 per day for the first thirty (30) day period after the date on which the Common Stock should have been issued by the Corporation (i.e., the end of the five (5) business day period described in Subsection (b)), or shares of 5% Preferred redeemed by the Corporation, as applicable; plus $1,000 per day for each subsequent thirty (30) day period thereafter. Such amounts shall be paid to the holder at the end of each month in which such amounts have accrued. Payment shall be made immediately by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the holder. Each holder shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of hereof and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which a holder may be entitled by law or equity.

     (d) DETERMINATION OF CONVERSION PRICE.

         (i) The Conversion Price per share for purposes of hereof shall be equal to the lower of: (A) Four Dollars ($4.00); or (B) the "Applicable Percentage" multiplied by the average of the closing bid prices per share of the Common Stock as reported by NASDAQ during the five (5) consecutive trading days preceding the conversion date (but not including such date). The Applicable Percentage shall be: (i) eighty five percent (85%) if the conversion date is on or before the one hundred fiftieth (150th) day after the date of issuance; (ii) eighty two and one half percent (82.5%) if the conversion date is between the one hundred fifty first (151st) day after the date of issuance and on or before the one hundred eightieth (180th) day after the date of issuance; and (iii) eighty percent (80%) if the conversion date is on or after the one hundred eighty first (181st) day after the date of issuance.

         (ii) The "closing bid price" of the Common Stock on a trading day shall be the closing bid price of the Common Stock on the NASDAQ National Market or any other principal securities price quotation system or market on which prices of the Common Stock are reported. The term "trading day" means a day on which trading is reported on the principal quotation system or market on which prices of the Common Stock are reported.

     (e) DISTRIBUTIONS. If the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than additional shares of Common Stock, then in each such event provision shall be made so that the holders of 5% Preferred shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had they been the owners on the date of such event of the number of shares of Common Stock issuable to them upon conversion.

     (f) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of any adjustment or readjustment of the Conversion Price, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause the independent public accountants regularly employed to audit the financial statements of the Corporation to verify such computation and prepare and furnish to each holder of 5% Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of 5% Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, and (ii) the number of other securities and the amount, if any, of other property which at the time would be received upon the conversion of 5% Preferred with respect to each share of Common Stock received upon such conversion.

     (g) NOTICE OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of 5% Preferred at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

     (h) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of 5% Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the 5% Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 5% Preferred, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the 5% Preferred, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain any requisite shareholder approval.

     (j) FRACTIONAL SHARES. No fractional shares shall be issued upon the conversion of any share or shares of 5% Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of 5% Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation or an authorized Committee thereof).

     (k) NOTICES. Any notice required by the provisions of this Section to be given to the holders of shares of 5% Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

     (l) REORGANIZATION OR MERGER. In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation to any other person (other than a sale or transfer to a wholly-owned subsidiary of the Corporation), then, as part of such reorganization, consolidation, merger or sale, provision shall be made so that each share of 5% Preferred shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 5% Preferred would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the 5% Preferred, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of 5% Preferred.

     5. RE-ISSUANCE OF CERTIFICATES. In the event of a conversion (or, if applicable, redemption) of 5% Preferred in which less than all of the shares of 5% Preferred of a particular certificate are converted or redeemed, as the case may be, the Corporation shall promptly without delay cause to be issued and delivered to the holder of such certificate, a certificate representing the remaining shares of 5% Preferred which have not been so converted or redeemed.

     6. OTHER PROVISIONS. For all purposes of this Resolution, the term "date of issuance" and the terms "Closing" or "Closing Date" shall mean the day on which shares of the 5% Preferred are first issued by the Corporation. Any provision herein which conflicts with or violates any applicable usury law shall be deemed modified to the extent necessary to avoid such conflict or violation. The term "NASDAQ" herein refers to the principal market on which the Common Stock of the Corporation is traded. If the Common Stock is listed on a securities exchange, or if another market becomes the principal market on which the Common Stock is traded or through which price quotations for the Common Stock are reported, the term "NASDAQ" shall be deemed to refer to such exchange or other principal market.

     7. RESTRICTIONS AND LIMITATIONS. The Corporation shall not undertake the following actions without the consent of the holders of a majority of the 5%
Preferred: (i) modify its Articles of Incorporation or Bylaws so as to amend or change any of the rights, preferences, or privileges of the 5% Preferred, (ii) authorize or issue any other preferred equity security senior to or on a parity with the 5% Preferred, as to dividends, liquidation preferences, conversion rights, redemption rights or other rights, preferences or privileges for a period of one hundred twenty (120) days after Closing, as applicable or (iii) purchase or otherwise acquire for value any Common Stock or other equity security of the Corporation either junior or senior to or on a parity with the 5% Preferred while there exists any arrearage in the payment of cumulative dividends hereunder other than redemptions of stock from terminating employees pursuant to contractual rights in favor of the Corporation, subject to the rights of the Series A Shares as set forth in the Series A Certificate.

     8. VOTING RIGHTS. Except as provided herein or as provided for by law, the 5% Preferred shall have no voting rights. -------------

     9. ATTORNEYS' FEES. Any holder of 5% Preferred shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement (including the reasonable costs of investigation) by such holder of any obligation of the Corporation hereunder.

     10. NO ADVERSE ACTIONS. The Corporation shall not in any manner, whether by amendment of the Articles of Incorporation (including, without limitation, any vote establishing a class or series of stock), merger, reorganization, re-capitalization, consolidation, sales of assets, sale of stock, tender offer, dissolution or otherwise, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of stock of the Corporation if the effect of such action is to reduce the value or security of the 5% Preferred.